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                                  EXHIBIT 10.40

                              AMENDMENT TO CONTRACT

      Amendment to Employment Contract dated May 6. 1999, between EDGAR ONLINE, INC., hereinafter ("Company") and MARC STRAUSBERG ("Employee").

      WHEREAS, Company and Employee wish to continue Employee's employment with the Company; and

      WHEREAS, in consideration for Employee's continued employment and change in responsibilities, the parties wish to modify certain provisions of the Employment Contract,

      NOW THEREFORE, in consideration for $10.00 and other good and valuable consideration, the parties hereby agree as follows:

      1. That Employee's compensation pursuant to paragraph 4(a) of that certain Employment Contract dated May 6, 1999, is hereby modified and amended so as to decrease Employee's annual compensation, as of March 17, 2003, from $150,000 to $100,000 per annum; and

      2. For purposes of Paragraph 7(c)of that certain Employment Contract dated May 6, 1999, the Employee's then applicable annual base salary shall remain at the March 16, 2003 rate of $150,000.

      3. Section 7(c) is further modified to include continuation of the Employee's medical benefits at Company cost for the severance period or until Employee obtains full time employment with an employer that provides comparable health coverage

      4. Effective June 1,2003, the Company will provide the Employee with a Commutation Allowance of $1750 per month. Such Commutation Allowance will be given in lieu of the Company providing an automobile and insurance to the Employee. For purposes of Section 7 (c), this Allowance shall continue to be provided to the Employee through the Severance period.

      In all other respects the Employment Contract dated May 6, 1999 shall remain in full force and effect and unaltered.

EDGAR Online, Inc.

By:  /s/ Greg Adams
   --------------------------------
     Greg Adams
     Chief Financial Officer and
      Chief Operating Officer



/s/ Marc Strausberg
-------------------
MARC STRAUSBERG
March 17, 2003